UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 6, 2008

Date of Report (date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100
The Woodlands, Texas 77381

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On May 6, 2008, the Company issued a press release announcing it has reached an agreement to acquire a block of patents from Philips Electronics that are applicable to the Company’s TMOS display technology. The acquisition of the patents increases the total number of the Company’s TMOS display-related patents to one hundred and six (106) patents issued and filed. The patent transaction is a direct result of collaboration efforts with Philips Electronics entered into during 2007 surrounding the development and assembly of its TMOS display technology.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated May 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2008	By:	/s/ James A. Tassone
Name: James A. Tassone
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 6, 2008.